EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-39627, 333-34312, 333-57244, 333-84312, 333-104011 and 333-134291 of Datawatch Corporation on Form S-8 of our report dated April 28, 2006, on the financial statements of ClearStory Systems, Inc. Integrated Document Archiving and Retrieval Systems Business for the years ended March 31, 2006 and 2005 included in the Form 8-K of Datawatch Corporation dated May 4, 2006.

/s/ MillerEllin & Company LLP

New York, New York
June 29, 2006